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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
                                                         State of        Percentage
Name                                                     Incorporation   Owned
----                                                     -------------   -----
American Exchange Life Insurance Company                 Texas           100%
American Pioneer Life Insurance Company                  Florida         100%
American Progressive Life & Health Insurance Company
   of New York                                           New York        100%
Ameriplus Preferred Care, Inc.                           Florida         100%
CHCS, Inc.                                               Florida         100%
CHCS Services, Inc.                                      Florida         100%
Constitution Life Insurance Company                      Texas           100%
Eagle Life Insurance Company                             Oklahoma        100%
Heritage Health Systems, Inc.                            Texas           100%
Marquette National Life Insurance Company                Texas           100%
Peninsular Life Insurance Company                        Florida         100%
Penncorp Life Insurance Company                          Canada          100%
Pennsylvania Life Insurance Company                      Pennsylvania    100%
Pyramid Life Insurance Company                           Kansas          100%
SelectCare of Texas                                      Texas
Union Bankers Insurance Company                          Texas           100%
Universal American Financial Corp. Statutory Trust I     Connecticut     100%
Universal American Financial Corp. Statutory Trust II    Connecticut     100%
Universal American Financial Corp. Statutory Trust III   Delaware        100%
Universal American Financial Corp. Statutory Trust IV    Connecticut     100%
Universal American Financial Corp. Statutory Trust V     Delaware        100%
Universal American Financial Services, Inc.              Delaware        100%
WorldNet Services Corp.                                  Florida         100%
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